Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of Midland National Life Insurance Company of our report dated April 21, 2021 relating to the financial statements of Midland National Life Insurance Company which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Des Moines, Iowa

August 12, 2021

PricewaterhouseCoopers LLP, Hub Tower, 699 Walnut Street, Des Moines Iowa 50309

T: (515) 246 3800, www.pwc.com/us